Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces

Declaration of a Special Stock Distribution to Spin-Off Concentra

MECHANICSBURG, PENNSYLVANIA — November 6, 2024 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced that its Board of Directors has approved a special stock distribution (the “Distribution”) to Select Medical’s stockholders of the 104,093,503 shares of common stock of Concentra Group Holdings Parent, Inc. (“Concentra”) (NYSE: CON) owned by Select Medical Corporation (“SMC”), a wholly owned subsidiary of Select Medical, representing approximately 81.7% of the outstanding shares of Concentra’s common stock.

The Distribution by Select Medical of the special stock distribution will be made on November 25, 2024 (the “Distribution Date”) to all of Select Medical’s stockholders on the record date of November 18, 2024 (the “Record Date”). The Distribution will consist of a pro rata common stock distribution to each of Select Medical’s stockholders on the Record Date. As of November 5, 2024, Select Medical had approximately 128,992,850 shares of its common stock, par value $0.001 per share, outstanding. Based on such number, Select Medical estimates that Select Medical’s stockholders will receive approximately 0.806971 shares of Concentra’s common stock for every share of Select Medical’s common stock held as of the close of business on the Record Date. The final distribution ratio will be determined based on the number of shares of Select Medical’s common stock outstanding on the Record Date.

No fractional shares of Concentra’s common stock will be distributed. Instead, Select Medical’s stockholders will receive cash in lieu of any fraction of a share of Concentra’s common stock that they otherwise would have received. The Distribution is generally intended to qualify as tax free to Select Medical’s stockholders for U.S. federal income tax purposes.

J.P. Morgan and Goldman Sachs are acting as financial advisors to Select Medical in connection with the Distribution. Dechert LLP is acting as legal advisor to Select Medical in connection with the Distribution.

Information Regarding the Spin-off Transaction

No vote or action is required by Select Medical’s stockholders in order to receive the Distribution of shares of Concentra’s common stock.

Select Medical’s stockholders on the Record Date will receive account statements reflecting their ownership interest in shares of Concentra’s common stock. Concentra’s common stock issued in the Distribution will be in book-entry form. Select Medical’s stockholders who hold their shares through brokers or other nominees will have their shares of Concentra’s common stock credited to their accounts by their nominees or brokers. Select Medical’s stockholders will not be required to pay cash or other consideration for the shares of Concentra’s common stock to be distributed to them, or surrender or exchange their shares of Select Medical’s common stock to receive the Distribution.

Select Medical plans to make available an information statement regarding this transaction to its stockholders of record on the Record Date on or about November 19, 2024. The information statement will include details on the Distribution and also will be posted on Select Medical’s website at https://www.selectmedical.com/investor-relations/.

Trading in Shares of Select Medical and Concentra Common Stock Between Record Date and Distribution Date

•	Select Medical’s common stock “regular way” market (NYSE: SEM): Shares of Select Medical’s common stock that trade in the “regular way” market will trade with “due bills,” which are entitlements to shares of Concentra’s common stock to be distributed in the Distribution. Any holders of shares of Select Medical’s common stock who sell Select Medical’s shares outstanding as of the Record Date the “regular way” on or prior to the Distribution Date will also be selling their right to receive the shares of Concentra’s common stock that were to be distributed to them in respect of those shares of Select Medical’s common stock.

•	Concentra’s common stock “regular way” market (NYSE: CON): The “regular way” market is the same market for Concentra’s common stock that has been in existence since Concentra completed its initial public offering of its common stock in July 2024.

Beginning on November 20, 2024, the date which is three (3) trading days prior to the Distribution Date, and continuing through the close of trading on the Distribution Date, the following markets will exist in shares of Select Medical’s and Concentra’s common stock, in addition to Select Medical’s common stock “regular way” market:

•	Select Medical’s common stock “ex-distribution/when-issued” market (NYSE: SEM WI): Shares of Select Medical’s common stock that trade in the “ex-distribution/when-issued” market will trade without an entitlement to shares of Concentra’s common stock to be distributed in the Distribution. If you own shares of Select Medical’s common stock on the Record Date and sell those shares of Select Medical’s common stock in the “ex-distribution/when-issued” market prior to or on the Distribution Date, you will still receive the shares of Concentra’s common stock that were to be distributed to you in respect of those shares of Select Medical’s common stock.

•	Concentra’s common stock “when-issued” market (NYSE: CON WI): The “when-issued” market for Concentra’s common stock relates to the shares of Concentra’s common stock that will be distributed to Select Medical’s stockholders in the Distribution. Therefore, if you are entitled to receive shares of Concentra’s common stock in the Distribution, you may trade your entitlement to such shares of Concentra’s common stock, without the corresponding shares of Select Medical’s common stock you own, in Concentra’s common stock “when-issued” market.

All trades in the “regular way” markets will settle on the trading day after the trade date. The “due bills” will settle on the trading day after the Distribution Date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the second trading day after the Distribution Date, irrespective of the trade date.

Concentra’s common stock currently trades on the NYSE under the symbol “CON.”

You are encouraged to consult with your financial advisor regarding the specific implications of trading Select Medical’s common stock and Concentra’s common stock prior to or on the Distribution Date.

About Select Medical

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of September 30, 2024, Select Medical operated 106 critical illness recovery hospitals in 29 states, 34 rehabilitation hospitals in 13 states, 1,925 outpatient rehabilitation clinics in 39 states and the District of Columbia, and 549 occupational health centers in 41 states. At September 30, 2024, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

About Concentra

Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Concentra’s 11,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care, to more than 50,000 patients each day on average across 45 states at its 549 occupational health centers, 156 onsite health clinics at employer worksites, and Concentra Telemed as of September 30, 2024.

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This press release may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in Select Medical’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine Select Medical’s future results are beyond the ability of Select Medical to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select Medical undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation